Exhibit 23.1.3


                       DASZKAL BOLTON MANELA DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236



JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                 OF  CERTIFIED  PUBLIC  ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.




                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated December 6, 2001 relating to the financial statements of Quick-Med Technologies, Inc. for the years ended December 31, 2000 and 1999, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                          /s/ Daszkal Bolton Manela Devlin & Co.


Boca Raton, Florida
February 11, 2002